Exhibit 99.2
CONSENT OF CREDIT SUISSE SECURITIES (USA) LLC
Members of the Board of Directors
Mariner Energy, Inc.
2000 West Sam Houston Parkway South
Suite 2000
Houston, TX 77042
Members of the Board of Directors:
We hereby consent to the inclusion of our opinion letter, dated April 14, 2010, to the Board of Directors of Mariner Energy, Inc., included as Annex B to the Proxy Statement of Mariner Energy, Inc. included in the proxy statement/prospectus, which forms part of Amendment No. 3 to the Registration Statement on Form S-4 of Apache Corporation (the “Registration Statement”) filed with the Securities and Exchange Commission on August 31, 2010 and the references to our firm and our opinion in such Proxy Statement under the headings “SUMMARY—Opinion of Mariner’s Financial Advisor,” “THE MERGER—Background of the Merger,” “THE MERGER— Recommendation of the Mariner Board of Directors and its Reasons for the Merger” and “THE MERGER—Opinion of Mariner’s Financial Advisor.” The foregoing consent applies only to the Registration Statement being filed with the Securities and Exchange Commission as of the date hereof and not to any amendments or supplements thereto and our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.
In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.
Dated: August 31, 2010
/s/ CREDIT SUISSE SECURITIES (USA) LLC